UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2014
Date of Report (Date of earliest event reported)

Ecology and Environment, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

On April 25, 2014, Ecology and Environment, Inc. (the “Company”) filed a Current Report on Form 8-K for April 22, 2014, announcing the death of Timothy Butler, a director of the Company who was designated as the financial expert on the Audit Committee of the Company’s Board of Directors.  On May 2, 2014, the Company received formal notification from NASDAQ (the “NASDAQ Notification Letter”) that, since its Audit Committee no longer has three members or a financial expert, the Company no longer complies with the audit committee requirements set forth in NASDAQ Listing Rule 5605.

In accordance with NASDAQ Listing Rule 5605(c)(4), the NASDAQ Notification Letter allows the Company until its next annual shareholders’ meeting to cure this non-compliance.  The Company’s Board of Directors is considering candidates to succeed Mr. Butler for the remainder of his elected term as a director of the Company, and anticipates appointing a replacement director who is a financial expert as soon as practicable, but no later than the Company’s next annual shareholders’ meeting.  The Company expects that its next annual shareholders’ meeting will occur in January 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.

	By	/s/ Ronald L. Frank
Ronald L. Frank
Executive Vice President

Dated: May 6, 2014